Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ARC Document Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-1700361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12657 Alcosta Blvd, Suite 200 San Ramon, California	94583
(Address of principal executive offices)	(Zip Code)
ARC Document Solutions, Inc. 2005 Employee Stock Purchase Plan
(Full title of the plan)

Tracey Luttrell, Esq. Corporate Counsel & Corporate Secretary ARC Document Solutions, Inc. 12657 Alcosta Blvd, Suite 200 San Ramon, California 94583 (925) 949-5100	Copy to: David E. Lillevand, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, CA 94111 (415) 983-1000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated ﬁler	☐		Accelerated ﬁler	☒
Non-accelerated ﬁler	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	450,000	$1.04	$468,000	$60.75

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

(1)
Pursuant to Rule 416, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2)
Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) solely for the purposes of calculating the registration fee, based on the average high and low prices of the Registrant’s Common Stock on June 16, 2020, as reported on the New York Stock Exchange.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 450,000 shares of the Registrant’s Common Stock under the Registrant’s 2005 Employee Stock Purchase Plan. Pursuant to General Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-122637) filed on February 8, 2005 are hereby incorporated by reference into this Registration Statement, except as revised herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which are on file with the Commission, are incorporated herein by this reference and made a part hereof:

•	our Annual Report on Form 10-K (File No. 001-32407) for the fiscal year ended December 31, 2019, filed with the Commission on March 12, 2020;

•	our Quarterly Report on Form 10-Q (File No. 001-32407) for the quarter ended March 31, 2020, filed with the Commission on May 6, 2020;

•	our Current Reports on Form 8-K (File Nos. 001-32407), filed with the Commission on April 1, 2020, April 13, 2020, and May 5, 2020;

•
the description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-32407) filed with the Commission on January 13, 2005, including any amendment(s) or report(s) filed for the purpose of updating such description.

We also incorporate by reference any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering has been completed.
Item 8. Exhibits

Number	Description

4.1
Amended and Restated ARC Document Solutions 2005 Employee Stock Purchase Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement for its 2020 Annual Meeting of Stockholders on April 2, 2020 and incorporated herein by reference)

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (Included in Exhibit 5.1 and incorporated by reference herein)

24.1*	Power of Attorney (Included on the signature page of this Registration Statement)

*	Filed herewith.
.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Ramon, California, on June 18, 2020.

ARC Document Solutions, Inc.

By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar Chairman, President and Chief Executive Officer, Director (Principal Executive Officer)
POWER OF ATTORNEY
We, the undersigned officers and directors of ARC Document Solutions, Inc. hereby severally constitute and appoint Kumarakulasingam Suriyakumar, Tracey Luttrell and Jorge Avalos and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable ARC Document Solutions, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KUMARAKULASINGAM SURIYAKUMAR	Chairman, President and Chief Executive	June 18, 2020
Kumarakulasingam Suriyakumar	Officer, Director (Principal Executive Officer)

/s/ JORGE AVALOS	Chief Financial Officer (Principal Financial and	June 18, 2020
Jorge Avalos	Accounting Officer)

/s/ CHERYL COOK	Director	June 18, 2020
Cheryl Cook

/s/ TRACEY LUTTRELL	Director	June 18, 2020
Tracey Luttrell

/s/ BRADFORD L. BROOKS	Director	June 18, 2020
Bradford L. Brooks

/s/ DEWITT KERRY MCCLUGGAGE	Director	June 18, 2020
Dewitt Kerry McCluggage

/s/ MARK W. MEALY	Director	June 18, 2020
Mark W Mealy